EXHIBIT (a)(1)(vi)

MICREL®

Micrel, Incorporated

2180 Fortune Drive

San Jose, CA 95131

MR A SAMPLE

DESIGNATION (IF ANY)

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User ID:

123456789

<DATE>

Tender Offer by Micrel, Incorporated

Dear Mr. Sample

This letter is to inform you that Micrel, Incorporated is providing you an opportunity to exchange certain existing stock option awards. This opportunity to exchange will expire on October 30, 2009 11:59 pm PDT.

A Website has been set-up to provide you with additional information regarding the exchange opportunity and to process your election. Please use the instructions in this letter to access the Web. Your User ID is identified in this document and your Personal Identification Number (PIN) will be mailed to you in a separate letter.

If you choose to exchange your eligible existing awards, you will need to make your elections prior to the expiration date. Instructions on how to make your election are on the Website. The website to make your election will not be available prior to this time.

For security purposes when you first access your account via the Web, you will be required to change your PIN.

013RMD

Accessing your Account

Via the Web

Step 1: Connect to the Internet

Step 2: Log on to www.participantchoice.com/tenderoffer/Micrel

Step 3: Enter your User ID

Step 4: Enter your PIN and click “Submit”

If you should have issues logging into the Web, please contact Lia Punches at lia.punches@micrel.com or 408-435-3401 (from within North America) or 800-800-2045 (from outside North America)

Sincerely,

Micrel, Incorporated

MICREL®

Micrel, Incorporated

2180 Fortune Drive

San Jose, CA 95131

MR A SAMPLE

DESIGNATION (IF ANY)

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<DATE>

Tender Offer by Micrel, Incorporated

Dear Mr. Sample

This letter is to inform you of your Personal Identification Number (PIN) in order to access your account to make an election on eligible grants for Micrel, Incorporated’s tender offer. The website to make your election will not be available prior to this time.

Your temporary PIN is XXXXX.

For security purposes, the first time you access your account, you will be prompted to change your PIN.

If you should have issues logging into the Web, please contact Lia Punches, Micrel’s Stock Administrator, at lia.punches@micrel.com or 408-435-3401 (from within North America) or 800-800-2045 (from outside North America).

Sincerely,

Micrel, Incorporated

013RND